Exhibit 10.1

FORM OF INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made as of ________ __, 2009 by and between Endo Pharmaceuticals Holdings Inc., a Delaware corporation (the “Company”), and ______________ (“Indemnitee”).  This Agreement supersedes and replaces any and all previous agreements between the Company and Indemnitee covering the subject matter of this Agreement.

RECITALS

WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available;

WHEREAS, capable persons have become more reluctant to serve publicly-held corporations as directors, officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the Company;

WHEREAS, Indemnitee is a director of the Company’s Board of Directors (the “Board”) and/or an officer of the Company;

WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of publicly-held corporations in today’s environment and the need for substantial protection against personal liability in order to enhance Indemnitee’s continued service to the Company in an effective manner;

WHEREAS, the Company has determined that its inability to retain and attract as directors and officers the most capable persons would be detrimental to the interests of the Company, and that the Company therefore should seek to assure such persons that indemnification and insurance coverage will be available in the future;

WHEREAS, the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws (collectively, the “Charter Documents”) require the Company to indemnify and advance Expenses (as defined below) to its directors and officers to the extent provided therein, and Indemnitee serves as a director and/or officer of the Company, in part, in reliance on such provisions in the Charter Documents; and

WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability in order to enhance Indemnitee’s continued service to the Company in an effective manner and Indemnitee’s reliance on the Charter Documents, and in part to provide Indemnitee with specific contractual assurance that the protection promised by the Charter Documents will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of the applicable provisions of the Charter Documents or any change in the composition of the governing bodies of the Company or any acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancing of Expenses (as defined below) to Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the directors’ and officers’ liability insurance policy of the Company.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, and of Indemnitee continuing to serve the Company, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1.       Definitions.  As used in this Agreement:

(a)        “Corporate Status” shall mean the status of a person who is or was a director, officer, employee, trustee, agent or fiduciary of the Company or of any other corporation, limited liability company, partnership or joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company.

(b)        “Change in Control” shall be deemed to occur if and when:  (i)  any person (including as such term is used in Sections 13(d) and 14(d)(2) of the 1934 Act (as defined below)) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act (as defined below)), directly or indirectly, of securities representing 25% or more of the combined voting power of the Company’s then outstanding securities (not including in the securities beneficially owned by such person any securities acquired directly from the Company), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, or any Person who becomes such a beneficial owner in connection with a transaction described in clause (A) of paragraph (iii) below; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (iii) the Company’s shareholders approve a merger, or consolidation other than a merger or consolidation, (A) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the “beneficial owner,” directly or indirectly, of securities representing 25% or more of the combined voting power of the Company’s then outstanding securities (not including in the securities beneficially owned by such person any securities acquired directly from the Company); or (iv) the Company’s shareholders approve a sale or disposition of all or substantially all of the Company’s assets (in one transaction or a series of transactions) or a plan or partial or complete liquidation,   other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by persons in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition.  “1934 Act” means the Securities and Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

(c)        “Disinterested Director” shall mean a director of the Company who is not and was not a party to the Proceeding (as defined below) in respect of which indemnification is sought by Indemnitee.

(d)        “Enterprise” shall mean the Company and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary.

(e)        “Expenses” shall mean all expenses and liabilities, including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the Company, reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, any federal, state, local, foreign or other taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, penalties arising from breaches of Part 4 of Title I of ERISA and related taxes under the United States Internal Revenue Code of 1986, as amended, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding.  Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, and (ii) Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise.  The parties agree that for the purposes of any advancement of Expenses for which Indemnitee has made written demand to the Company in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of Indemnitee’s counsel as being reasonable shall be presumed conclusively to be reasonable.

(f)        “Independent Counsel” shall mean a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past three (3) years has been, retained to represent:  (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.  The Company agrees to pay the reasonable fees and expenses of the Independent Counsel and to fully indemnify such counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(g)        “Proceeding” shall mean any threatened, asserted, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative legislative, or investigative (formal or informal) nature, including any appeal therefrom, in which Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise by reason of the fact that Indemnitee is or was a director, officer, employee, trustee, agent or fiduciary of an Enterprise, or by reason of anything done or not done by Indemnitee in any such capacity, by reason of any action taken by him/her or of any action on his/her part while acting pursuant to his/her Corporate Status, in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification, reimbursement, or advancement of Expenses can be provided under this Agreement.  If Indemnitee reasonably believes in good faith that a given situation may lead to or culminate in the institution of a Proceeding, such situation shall be considered a Proceeding under this paragraph.

(h)        “Reviewing Party” shall mean any appropriate person or body consisting of a member or members of the Board or any other person or body appointed by the Board who is not a party to the particular Proceeding for which Indemnitee is seeking indemnification, or Independent Counsel.

Section 2.       Indemnity in Third-Party Proceedings.  The Company shall indemnify Indemnitee in accordance with the provisions of this Section 2 if Indemnitee was, is, or is threatened to be made, a party to, a witness or other participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor.  Pursuant to this Section 2, Indemnitee shall be indemnified to the fullest extent permitted by applicable law, as soon as practicable but in any event no later than thirty (30) days after written demand is presented to the Company, against all Expenses (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses) actually and reasonably incurred by Indemnitee or on his/her behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal proceeding had no reasonable cause to believe that his/her conduct was unlawful.  No change in applicable law shall have the effect of reducing the benefits available to Indemnitee hereunder.

Section 3.       Indemnity in Proceedings by or in the Right of the Company.  The Company shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee was, is, or is threatened to be made, a party to, a witness or other participant in any Proceeding by or in the right of the Company to procure a judgment in its favor.  Pursuant to this Section 3, Indemnitee shall be indemnified to the fullest extent permitted by applicable law, as soon as practicable but in any event no later than thirty (30) days after written demand is presented to the Company, against all Expenses actually and reasonably incurred by him/her or on his/her behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Company.  No indemnification for Expenses shall be made under this Section 3 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that the Delaware Court of Chancery or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is entitled to indemnification.  No change in applicable law shall have the effect of reducing the benefits available to Indemnitee hereunder.

Section 4.       Indemnification for Expenses of a Party Who is Wholly or Partly Successful.  Notwithstanding any other provisions of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnitee is a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him/her in connection therewith.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, the Company shall indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.  For purposes of this Section 4 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 5.       Indemnification For Expenses of a Witness.  Notwithstanding any other provision of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnitee is, by reason of his/her Corporate Status, a witness or otherwise asked to participate in any Proceeding to which Indemnitee is not a party, he/she shall be indemnified against all Expenses actually and reasonably incurred by him/her or on his/her behalf in connection therewith.

Section 6.       Exclusions.  Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:

(a)        for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision in the Charter Documents, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision.  In the event that such actual payment is made under any insurance policy or indemnity provision after the Company has made an indemnity payment under this Agreement, Indemnitee shall promptly reimburse the Company for such indemnity in the amount of such payment; or

(b)        for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the 1934 Act or similar provisions of state statutory law or common law, or (ii) any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the 1934 Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act); or

(c)        in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation, (ii) the Proceeding is for enforcement of this Agreement (to the extent that Indemnitee prevails), or (iii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law; or

(d)        for which the Reviewing Party shall have determined (in a written opinion, in any case in which the Independent Counsel is involved) that Indemnitee would not be permitted to be indemnified under applicable law; provided, however, Indemnitee shall have the right to commence litigation in any court in the States of Pennsylvania or Delaware having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases thereof, and the Company hereby consents to service of process and to appear in any such proceeding.  Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.  If Indemnitee commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee is not entitled to be indemnified under applicable law shall not be binding until a final judicial determination is made (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee is not entitled to be so indemnified under applicable law.

Section 7.       Advances of Expenses.

(a)        Notwithstanding any provision of this Agreement to the contrary, the Company shall advance or reimburse, to the extent not prohibited by law, the Expenses incurred by Indemnitee in connection with any Proceeding (or any part of any Proceeding) (“Advances”).  Advances shall be made within twenty-one (21) days after the receipt by the Company of a statement or statements requesting such Advances from time to time, whether prior to or after final disposition of any Proceeding.  Advances shall be unsecured and interest free.  Advances shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement.  Advances shall also include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the Advances claimed.  This Section 7 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 6.

(b)        The obligation of the Company to make an advancement of Expenses pursuant to Section 7(a) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).  Indemnitee’s undertaking to repay such Advances shall be unsecured and interest-free.

Section 8.       Procedure for Notification and Defense of Claim.

(a)        Indemnitee shall notify the Company in writing of any matter with respect to which Indemnitee intends to seek indemnification or advancement of Expenses hereunder as soon as reasonably practicable following the receipt by Indemnitee of any written notice, summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered under this Agreement.  The written notification to the Company shall include a description of the nature of the Proceeding, the facts underlying the Proceeding, and documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification.  The failure by Indemnitee to notify the Company hereunder will not relieve the Company from any liability which it may have to Indemnitee hereunder or otherwise than under this Agreement, and any delay in so notifying the Company shall not constitute a waiver by Indemnitee of any rights under this Agreement.  The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

(b)        The Company will be entitled to participate in the Proceeding at its own expense.

Section 9.       Procedure Upon Application for Indemnification.

(a)        Upon written request by Indemnitee for indemnification pursuant to Section 8(a), a determination with respect to Indemnitee’s entitlement thereto shall be made by the Reviewing Party, who shall be: (i) if a Change in Control (other than a Change in Control which has been approved by a majority of the Board who were directors immediately prior to such Change in Control) shall have occurred, Independent Counsel, retained pursuant to Section 9(c); or (ii) if a Change in Control shall not have occurred, (A) selected by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, or (B) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, Independent Counsel, retained by the Company (who shall make such determination in the form of a written opinion to the Board, a copy of which shall be delivered to Indemnitee).  Indemnitee shall cooperate with the Reviewing Party, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination.  Any costs or Expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the Reviewing Party shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification).

(b)        In the event that Independent Counsel is retained by the Company pursuant to Section 9(a), written notice of the selection shall be provided promptly to Indemnitee. Upon the due commencement of any judicial proceeding pursuant to Section 11(a) of this Agreement, legal counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(c)        The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Board who were directors immediately prior to such Change in Control) then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Advances under this Agreement or any other agreement or the Charter Documents now or hereafter in effect relating to any Proceeding , the Company shall seek legal advice only from Independent Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld).  Such Independent Counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law.  The Company agrees to pay the reasonable fees of the Independent Counsel and to indemnify fully such Independent Counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

Section 10.     Presumptions and Effect of Certain Proceedings.

(a)        In making a determination with respect to entitlement to indemnification hereunder, the Reviewing Party shall, to the fullest extent not prohibited by law, presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 8(a) of this Agreement, and the Company shall, to the fullest extent not prohibited by law, have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

(b)        Subject to Section 11(d), if the Reviewing Party shall not have made a determination within sixty (60) days after receipt by the Company of the request thereof, the requisite determination of entitlement to indemnification shall, to the fullest extent not prohibited by law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 10(b) shall not apply if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 9(a) of this Agreement.

(c)        The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not meet any particular standard of conduct, act in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his/her conduct was unlawful.

(d)        Actions of Others.  The knowledge and/or actions, or failure to act, of any director, officer, employee, trustee, agent or fiduciary of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

Section 11.     Remedies of Indemnitee.

(a)        Subject to Section 11(d), in the event that (i) the advancement of Expenses is not timely made pursuant to Section 7 of this Agreement, (ii) no determination of entitlement to indemnification shall have been made pursuant to Section 9(a) of this Agreement within ninety (90) days after receipt by the Company of the request for indemnification, (iii) the payment of indemnification is not made pursuant to Section 2 or 3 within thirty (30) days after receipt by the Company of a written request thereof, or (iv) the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or Proceeding designed to deny, or to recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, Indemnitee shall be entitled to an adjudication by a court of his/her entitlement to such indemnification or advancement of Expenses.

(b)        Any judicial proceeding commenced pursuant to this Section 11 shall be conducted in all respects as a de novo trial on the merits and the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses.

(c)        If a determination shall have been made that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 11, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)        Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement of Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

Section 12.     Non-exclusivity; Insurance; Subrogation; Other Payments.

(a)        The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Charter Documents, any agreement, a vote of stockholders or a resolution of the Board, or otherwise.  To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Charter Documents and this Agreement, it is the intent of the parties hereto that Indemnitee shall, by this Agreement, enjoy the greater benefits so afforded by such change.  To the extent that there is a conflict or inconsistency between the terms of this Agreement and the Charter Documents, it is the intent of the parties hereto that Indemnitee shall enjoy the greater benefits regardless of whether contained herein or in the Charter Documents.  No amendment or alteration of the Charter Documents or any other agreement shall adversely affect the rights provided to Indemnitee under this Agreement.

(b)        To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents of the Enterprise, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies.  If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such claim or of the commencement of a Proceeding, as the case may be, to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(c)        In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.  The Company shall pay or reimburse all expenses actually and reasonably incurred by Indemnitee in connection with such subrogation.

(d)        The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of any Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such other corporation, limited liability company, partnership, joint venture, trust or other enterprise.

Section 13.     Actions of the Company.  To the extent that this Agreement contemplates actions to be taken by the Company, any officer engaging in such actions shall not be a party to the Proceeding in respect of which indemnification is sought.

Section 14.     Duration of Agreement.  This Agreement shall continue until and terminate upon the later of: (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a director or an officer of the Company or in other Corporate Status due to service as a director or an officer of the Company or (b) one (1) year after the final termination of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 11 of this Agreement relating thereto.  This Agreement shall be binding upon the Company and its successors and assigns, and the Company agrees to assign this Agreement to any purchaser of substantially all of the assets and to secure the agreement of such purchaser to assume this Agreement.  This Agreement shall inure to the benefit of Indemnitee and his/her heirs, executors and administrators.

Section 15.     Reliance as Safe Harbor.  Indemnitee shall be entitled to indemnification for any action or omission to act undertaken (a) in good faith reliance upon the records of the Company, including its financial statements, or upon information, opinions, reports or statements furnished to Indemnitee by the officers or employees of the Company or any of its subsidiaries in the course of their duties, or by committees of the Board, or by any other person as to matters Indemnitee reasonably believes are within such other person’s professional or expert competence, or (b) on behalf of the Company in furtherance of the interests of the Company in good faith in reliance upon, and in accordance with, the advice of legal counsel or accountants, provided such legal counsel or accountants were selected with reasonable care by or on behalf of the Company.  In addition, the knowledge and/or actions, or failures to act, of any director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnity hereunder.

Section 16.     Severability.  If any provision or provisions of this Agreement shall be held to be invalid, void, illegal or otherwise unenforceable for any reason whatsoever, by a court of competent jurisdiction: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal, void or otherwise unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested thereby.

Section 17.     Merger.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Charter Documents and applicable law, and shall not be deemed a substitute thereof, nor to diminish or abrogate any rights of Indemnitee thereunder.

Section 18.     Modification and Waiver.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.  In the event the Company or any of its subsidiaries enters into an indemnification agreement with another director, officer, employee, trustee, agent or fiduciary of the Company or any of its subsidiaries containing a term or terms more favorable to Indemnitee than the terms contained herein (as determined by Indemnitee), Indemnitee shall be afforded the benefit of such more favorable term or terms and such more favorable term or terms shall be deemed incorporated by reference herein as if set forth in full herein.  As promptly as practicable following the execution by the Company or the relevant subsidiary of each indemnity agreement with any such other director, officer, employee, trustee, agent or fiduciary (i) the Company shall send a copy of the indemnity agreement to Indemnitee, and (ii) if requested by Indemnitee, the Company shall prepare, execute and deliver to Indemnitee an amendment to this Agreement containing such more favorable term or terms.

Section 19.     Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail, with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (d) sent by facsimile transmission, with receipt of oral confirmation that such transmission has been received, for each party, at the address indicated on the signature page of this Agreement, or at such other address as each party shall provide to the other party.

Section 20.     Applicable Law and Consent to Jurisdiction.  This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws and/or rules.  The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement may be brought in the Chancery Court of the State of Delaware (the “Delaware Court”), or in any other state or federal court in the United States of America with subject matter and personal jurisdiction, but not in any court in any other country, (ii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (iii) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

Section 21.     Period of Limitations.  No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two (2) years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

Section 22.     Identical Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

Section 23.     Headings.  The headings contained in this Agreement are inserted for convenience only and shall not be deemed to affect construction of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

ENDO PHARMACEUTICALS HOLDINGS INC.	INDEMNITEE

By:________________________	________________________
Name:	Name:
Title:	Title:
Address:	Address:

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